                                                                   EXHIBIT 10.33

                 SHARE SALE AND PURCHASE AND OPTION AGREEMENT

     This Share Sale and Purchase and Option Agreement ("Agreement") is made and entered into as of March 31, 1999 by and between Super Stage, Inc., a Japanese company with its principal place of business at Sunfelista Meguro Building, 9th Floor, 27-1 Kami-Osaki 2-Chome, Shinagawa-ku, Tokyo 141-0021, Japan ("Super Stage"), and Liquid Audio, Inc., a California corporation with its principal place of business at 810 Winslow Street, Redwood City, California 94063, U.S.A. ("Liquid Audio").

                                  WITNESSETH:

     WHEREAS, Super Stage, Liquid Audio and certain other parties have entered into a Shareholder Agreement (the "Shareholder Agreement") as of March 31, 1999 with respect to Liquid Audio Japan, Inc., a Japanese company with its principal place of business at Sunfelista Meguro Building, 9th Floor, 27-1 Kami-Osaki 2-Chome, Shinagawa-ku, Tokyo 141-0021, Japan ("LAJ");

     WHEREAS, the Shareholder Agreement provides that (i) Liquid Audio will purchase a certain number of Shares from Super Stage in accordance with the terms and subject to the conditions set forth herein, and (ii) Super Stage will grant to Liquid Audio an option to purchase additional Shares in an amount, at a purchase price and upon the terms and subject to the conditions set forth herein; and

     WHEREAS, Super Factory, Inc. ("Super Factory") and Liquid Audio have entered into a Loan Agreement, dated as of March __, 1999 pursuant to which Super Factory will loan the Purchase Price (as such term is defined in Section 3.2) to Liquid Audio, which loan will be secured by the Initial Shares (as such term is defined in Section 3.2);

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the Parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For the purposes of this Agreement, the following definitions shall apply:

     1.1 "Party" shall mean Liquid Audio or Super Stage, as applicable. "Parties" shall mean Liquid Audio and Super Stage.

     1.2 "Person" shall mean a natural individual, partnership, firm, company, corporation and any other form of business association.

     1.3 "Reseller Agreement" shall have the meaning assigned to such term in the Shareholder Agreement.

     1.4 "Shares" shall mean shares of common stock of LAJ with a par value of [*] per share.


      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     1.5 "Warrant Bond" shall mean the outstanding warrant bond owned by Super Stage for the issuance of [*] Shares at an issue price of (Yen) [*] per Share.

     1.6  "(Yen) " shall mean Japanese (Yen).

                                  ARTICLE II
                               SALE AND PURCHASE
                               -----------------

     2.1  Sale and Purchase. On the terms and subject to the conditions
          -----------------
contained in this Agreement, Super Stage shall sell, convey, transfer, assign and deliver to Liquid Audio, and Liquid Audio shall purchase and acquire from Super Stage, at the Closing (as such term is defined in Section 3.1), all right, title and interest of Super Stage in and to the Initial Shares (as defined below).

                                  ARTICLE III
                                  THE CLOSING
                                  -----------

     3.1  Place and Date. The closing (the "Closing") of the sale and purchase
          --------------
of the Initial Shares shall take place in Tokyo, Japan at the offices of Nishimura & Partners, at 10 a.m. on March 31, 1999, unless the Parties otherwise agree in writing (the "Closing Date").

     3.2  Purchase Price; Payment. On the terms and subject to the conditions
          -----------------------
set forth herein, Super Stage will sell 900 Shares (such Shares, the "Initial Shares") to Liquid Audio and Liquid Audio will purchase the Initial Shares from Super Stage at the price of (Yen) [*] per share for an aggregate purchase price of (Yen) [*] (the "Purchase Price").
                   --------------

     3.3  The Closing. At the Closing (i) on the terms and subject to the
          -----------
conditions set forth herein, Super Stage shall deliver to Liquid Audio one or more stock certificates representing the Initial Shares, free and clear of any security interests, claims, liens, pledges, charges or other encumbrances or adverse claims of any nature, and (ii) Liquid Audio shall pay the Purchase Price.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF SUPER STAGE
                 ---------------------------------------------

     4.1  Representations and Warranties of Super Stage. Super Stage hereby
          ---------------------------------------------
represents and warrants to Liquid Audio as follows:

     (a) Organization and Power. Super Stage is a company duly organized and
         ----------------------
validly existing under the laws of Japan and has corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     (b) Authorization. All corporate action on the part of Super Stage and its
         -------------
officers and directors necessary for the authorization, execution, delivery and performance of this Agreement has been, or on or before the Closing Date will be, taken. On the Closing Date, this Agreement will constitute a valid and legally binding obligation of Super Stage, enforceable against Super Stage in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditor's rights.

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     (c) Government and Other Consents. No consent, authorization, license,
         -----------------------------
permit, registration or approval of governmental or public body or authority is required in connection with execution and delivery of this Agreement by Super Stage or with the performance by Super Stage of any of its respective obligations hereunder.

     (d) Effect of Agreement. Super Stage's execution and delivery of this
         -------------------
Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

     (e) Brokers, Finders. Super Stage has not retained any person to act on its
         ----------------
behalf, nor has any person contended that such person was so retained, to assist as its broker, finder or agent in connection with this transaction.

     (f) Capitalization. The authorized capital stock of LAJ consists of [*]
         --------------
Shares, of which [*] Shares are issued and outstanding. The Initial Shares have been duly authorized and validly issued and are fully paid and are not subject to any preemption or similar rights. Warrant bonds for the issuance of [*] Shares are outstanding as of the date hereof.

     (g) Ownership of Shares. At the Closing, Liquid Audio will acquire good and
         -------------------
marketable title to the Initial Shares, free and clear of any liens, charges, security interests or encumbrances or any other limitation or restriction, other than those specified in the Shareholder Agreement.

     (h) Disclosure. No representation or warranty by Super Stage contained in
         ----------
this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF LIQUID AUDIO
                ----------------------------------------------

     5.1  Representations and Warranties of Liquid Audio. Liquid Audio hereby
          ----------------------------------------------
represents and warrants to Super Stage as follows:

     (a) Organization and Good Standing of Liquid Audio. Liquid Audio is a
         ----------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has the corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

     (b) Authorization. All corporate action on the part of Liquid Audio and
         -------------
Liquid Audio's officers and directors necessary for the authorization, execution, delivery and performance of this Agreement has been, or on or before the Closing Date will be, taken. On the Closing Date, this Agreement will constitute a valid and legally binding obligation of Liquid Audio, enforceable against Liquid Audio in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, or other laws affecting generally the enforceability of creditor's rights.

     (c) Government and Other Consents. No consent, authorization, license,
         -----------------------------
permit, registration or approval of any governmental or public body or authority is required in connection with Liquid Audio's execution and delivery of this Agreement or with the performance by Liquid Audio of its obligations hereunder.

     (d) Effect of Agreement. Liquid Audio's execution and delivery of this
         -------------------
Agreement, performance of its obligations hereunder and its consummation of the transactions contemplated hereby will not, (i) to its knowledge, violate any provision of any law, statute, rule or regulation to which it is subject; (ii) violate any judgment, order, writ, injunction or decree of any court applicable to it; (iii) to its knowledge, have any effect on its compliance with any laws, statutes, rules, regulations, orders, decrees, licenses, permits or authorizations which would materially and adversely affect it; (iv) to its knowledge, result in the breach of, or be in conflict with, any term, covenant, condition or provision of, or affect the validity, enforceability and subsistence of any agreement, lease or other commitment to which it is a party and which would materially and adversely affect it; or (v) to its knowledge, result in the creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any of its assets.

     (e) Brokers, Finders. Other than Mr. Ichiro Roy Fujita, Liquid Audio has
         ----------------
not retained any person to act on its behalf, nor has any person contended that such person was so retained, to assist as its broker, finder or agent in connection with this transaction.

     (f) Disclosure. No representation or warranty by Liquid Audio contained in
         ----------
this Agreement and no writing, certificate, exhibit, list or other instrument required to be furnished pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements and information contained herein or therein not misleading.

                                  ARTICLE VI
                        CONDITIONS PRECEDENT TO CLOSING
                        -------------------------------

     6.1  Conditions to the Obligations of Both Parties. The obligation of
          ---------------------------------------------
Liquid Audio to purchase the Initial Shares and for Super Stage to sell the Initial Shares hereunder is subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

     (a) Government Approvals and Consents. All governmental approvals and third
         ---------------------------------
party consents required to be made or obtained by any party hereto in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby shall have been made or obtained.

     (b) Absence of Litigation. No order of any court or administrative agency
         ---------------------
shall be in effect which restrains or prohibits the transactions contemplated by this Agreement or which would limit or adversely affect Liquid Audio's ownership of the Initial Shares, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or authority challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

     (c) LAJ's Board Approval. LAJ's board shall have approved the sale by Super
         --------------------
Stage of the Initial Shares to Liquid Audio.

     6.2  Conditions to the Obligations of Super Stage. In addition to the
          --------------------------------------------
conditions specified in Section 6.1, the obligation of Super Stage to sell the Initial Shares hereunder is subject to the satisfaction, at or prior to the Closing Date, of the following condition:

     (a) The representations and warranties of Liquid Audio contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date and Liquid Audio shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Liquid Audio at or prior to the Closing Date, and, if requested by Super Stage, Liquid Audio shall have delivered to Super Stage a certificate, dated the Closing Date, certifying that this condition has been satisfied.

     6.3  Conditions to the Obligations of Liquid Audio. In addition to the
          ---------------------------------------------
conditions specified in Section 6.1, the obligation of Liquid Audio to purchase the Shares hereunder is subject to the satisfaction, at or prior to the Closing Date, of the following condition:

     (a) The representations and warranties of Super Stage contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date and Super Stage shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by Super Stage at or prior to the Closing Date, and, if requested by Liquid Audio, Super Stage shall have delivered to Liquid Audio a certificate, dated the Closing Date, certifying that this condition has been satisfied.

                                  ARTICLE VII
                              LIQUID AUDIO OPTION
                              -------------------

     7.1 Liquid Audio Call Option. (a) Super Stage hereby grants Liquid Audio an option, exercisable at any time before December 31, 2003 by written notice to Super Stage, whether in one exercise or a series of exercises, to purchase any number of Shares at the Relevant Per Share Price from Super Stage as long as the Pro Rata Share of Liquid Audio immediately after the exercise of such option is not more than [*] (the "Option Shares"). In no event will the number of Option Shares be less than [*] Shares. For purposes of this Section 7.1(a), the following terms shall have the following meanings:

          (i) "Relevant Per Share Price" shall mean, with respect to any Option Share, a purchase price equal to

     * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

               (A) (Yen) [*] per Share for the number of Option Shares up to [*] Shares; and

               (B) for every additional Option Share thereafter, the per Share price paid by Super Stage for the then most recent purchase of Shares by Super Stage.

          (ii) "Pro Rata Share of Liquid Audio" shall mean the percentage interest that Liquid Audio holds in LAJ, on a fully diluted basis, by virtue of those Shares owned by Liquid Audio; provided, in any event that

               (A) The Initial Shares and any previously purchased Option Shares shall always be deemed to be "owned by Liquid Audio" for purposes of such calculation, regardless of whether or not such Shares are subsequently transferred by Liquid Audio at any time after the Closing; and

               (B) If Liquid Audio does not fully exercise its preemptive rights to purchase all of the Shares to which it is entitled at the time of any particular offering of Shares to Holders (as defined in the Shareholder Agreement) in accordance with Section 2.4 of the Shareholder Agreement, then the total number of additional Shares issued to Holders as a result of such particular offering will not be included in calculating the percentage interest that Liquid Audio holds in LAJ (unless all Holders waive their preemptive rights, in which case the additional Shares will be included).

     (b) Within 10 days after Liquid Audio has sent a written notice of exercise of its right under Section 7.1(a), Liquid Audio shall pay in cash or other immediately available funds the aggregate purchase price for the Option Shares, subject to receiving from Super Stage the certificate or certificates for the Option Shares. Super Stage represents that Liquid Audio will acquire good and marketable title to the Option Shares purchased upon the exercise of the option under Section 7.1 (a), free and clear of any liens, charges, security interests or encumbrances, or any other limitation or restriction, except for those specified in the Shareholder Agreement.

     7.2  Liquid Audio Put Option. (a) Conversion of Exclusive Rights of
          -----------------------      ---------------------------------
Distribution. At any time within 180 days after the exclusive rights of
------------
distribution granted to LAJ under the Reseller Agreement are converted to a non-exclusive basis (the "Conversion Date"), Liquid Audio shall have the one-time right to cause Super Stage to purchase all or a portion of the Shares then held by Liquid Audio at the "Fair Market Value" (as defined in Section 7.2(b) below) of such Shares, exercisable by written notice to Super Stage. Such notice shall state the number of Shares which shall be purchased by Super Stage.

     (b) Fair Market Value. Fair Market Value per share under this Section 7.2
         -----------------
shall be determined as follows:

          (i) If the Shares are publicly traded on a national securities exchange or the Japanese OTC market, the value shall be deemed to be the average of the closing prices of the Shares on such exchange or market, as the case may be,

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatmenthas been requested with respect to the omitted portions.

similar overnight courier service, or by registered or certified mail, postage prepaid, or by facsimile, addressed to the Party for whom such notice intended at its address set forth above, or at such other address or facsimile number as the intended recipient previously shall have designated by written notice to the other Party. All notices delivered in person shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery. All notices delivered by express mail or any other similar overnight courier, or by registered or certified mail, or by facsimile, shall be effective upon receipt.

     8.5  Counterparts. This Agreement may be executed in any number of English
          ------------
language counterparts or duplicate originals, and each such counterpart or duplicate original shall constitute an original instrument, but all such separate counterparts or duplicate originals shall constitute one and the same instrument.

     8.6  Written Agreement to Govern. This Agreement sets forth the entire
          ---------------------------
understanding and supersede all prior and contemporaneous agreements and discussions among the Parties relating to the subject matter contained herein and therein, and no Party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated herein or therein or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

     8.7  No Waiver of Rights. All waivers hereunder must be made in writing,
          -------------------
and failure at any time to require another Party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of such provision.

     8.8  Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. In such event, the Parties agree to negotiate, in good faith, a valid, legal and enforceable substitute provision which most nearly effects the Parties' intent in entering into this Agreement.

     8.9  Subject Headings. The subject headings of the Sections of this
          ----------------
Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretations of any of its provisions.

     8.10  Further Assurances. The Parties shall each perform such acts, execute
           ------------------
and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     8.11  Expenses and Finder's Fees. The Parties shall each bear their own
           --------------------------
costs and expenses (including attorneys' fees) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby. Each Party shall indemnify the other against any claim for brokerage or finder's fees arising out of the transactions contemplated herein by any Person claiming to have been engaged by the indemnifying party based upon any action or communication, or any alleged action or communication, by the indemnifying Party or any of its officers or employees.

     8.12  Taxes. Super Stage shall be responsible for any securities
           -----
transaction taxes, capital gain taxes and any other taxes which may be imposed by the Japanese Government upon Super Stage in relation to the sale of the Initial Shares or the Option Shares by Super Stage to Liquid Audio hereunder. Liquid Audio shall be responsible for any securities transaction taxes, capital gain taxes and any other taxes which may be imposed by the Japanese Government upon Liquid Audio in relation to the sale of Shares by Liquid Audio to Super Stage pursuant to Section 7.2.

     8.13  Language. This Agreement is in the English language only, which
           --------
language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     8.14  Assignment. This Agreement shall inure to benefit of, and shall be
           ----------
binding upon the Parties and their respective successors and assigns. No Party may assign or delegate this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Parties or to a Person into which it has merged or which has otherwise succeeded to all or substantially all of the assets of the assignor, and which has assumed in writing or by operation of law the assignor's obligations under this Agreement.

     IN WITNESS WHEREOF, Liquid Audio and Super Stage caused this Agreement to be duly executed in their respective corporate names by their respective officers, each of whom is duly and validly authorized and empowered, all on and as of the day and year first above written.

                                         SUPER STAGE, INC.

                                         By: /s/ SIGNATURE IN JAPANESE
                                            ___________________________
                                         Name: Masahiro Kuroki
                                         Title: President & CEO

                                         LIQUID AUDIO, INC.

                                         By: /s/ Robert Flynn
                                             -----------------------
                                         Name: Robert Flynn
                                         Title: VP Business Development